AG SERVICES OF AMERICA, INC.

                              EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


  There is no parent of the Company. The following is a listing of subsidiaries of the company.


                                                  Jurisdiction of
                                                    Organization
                                                  ---------------

Ag Acceptance Corporation                           Delaware

Powerfarm, Inc.                                     Delaware



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